Exhibit 32.2

                                 CERTIFICATE OF

                            CHIEF FINANCIAL OFFICER

                                       OF

                        AMERIVISION COMMUNICATIONS, INC.


I, Randall W. Muth, Vice-President and Chief Financial Officer of Amerivision Communications, Inc. (the "Company"), hereby certify that, to the best of my knowledge, the quarterly report of the Company on Form 10-Q for the three and nine months ended September 30, 2003, (the "Report):

     a. Complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that

     b. The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at September 30, 2003, and the results of the Company's operations for the three and nine months ended September 30, 2003.


November  19,  2003
                              By:/s/  Randall  W.  Muth
                                         --------------------------------------
                                 RANDALL  W.  MUTH
                                 Vice-President  and  Chief  Financial  Officer